                                                                     Exhibit 4.1

                                  THE GAP, INC.

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

                                 $1,200,000,000

                   5.75% Senior Convertible Notes due 2009/*/
                                    INDENTURE

                            Dated as of March 5, 2002

__________________________
/*/ Plus an option to purchase up to $180,000,000 aggregate principal amount of 5.75% Senior Convertible Notes due 2009.

                                TABLE OF CONTENTS

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                                   ARTICLE 1

                                  DEFINITIONS

SECTION 1.01 Definitions. ....................................................................      1
SECTION 1.02 Other Definitions. ..............................................................      7
SECTION 1.03 Incorporation by Reference of Trust Indenture Act. ..............................      8
SECTION 1.04 Rules of Construction. ..........................................................      8

                                   ARTICLE 2

                          THE SENIOR CONVERTIBLE NOTES

SECTION 2.01 Form and Dating. ................................................................      9
SECTION 2.02 Execution and Authentication. ...................................................     10
SECTION 2.03 Registrar, Paying Agent and Conversion Agent. ...................................     11
SECTION 2.04 Paying Agent To Hold Money in Trust. ............................................     11
SECTION 2.05 Holder Lists. ...................................................................     11
SECTION 2.06 Transfer and Exchange. ..........................................................     12
SECTION 2.07 Replacement Senior Convertible Notes. ...........................................     14
SECTION 2.08 Outstanding Senior Convertible Notes. ...........................................     14
SECTION 2.09 When Treasury Senior Convertible Notes Disregarded. .............................     15
SECTION 2.10 Temporary Senior Convertible Notes. .............................................     15
SECTION 2.11 Cancellation. ...................................................................     16
SECTION 2.12 Defaulted Interest. .............................................................     16
SECTION 2.13 CUSIP Number. ...................................................................     16
SECTION 2.14 Regulation S. ...................................................................     17

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01 Optional Redemption. ............................................................     17
SECTION 3.02 Notices to Trustee. .............................................................     17
SECTION 3.03 Selection of Senior Convertible Notes To Be Redeemed. ...........................     17
SECTION 3.04 Notice of Redemption. ...........................................................     18
SECTION 3.05 Effect of Notice of Redemption. .................................................     19
SECTION 3.06 Deposit of Redemption Price. ....................................................     19
SECTION 3.07 Senior Convertible Notes Redeemed in Part. ......................................     20
SECTION 3.08 Conversion Arrangement on Call for Redemption. ..................................     20

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01 Payment of Senior Convertible Notes. ........................    21
SECTION 4.02 Commission Reports. .........................................    21
SECTION 4.03 Compliance Certificate. .....................................    21
SECTION 4.04 Maintenance of Office or Agency. ............................    22
SECTION 4.05 Continued Existence. ........................................    22
SECTION 4.06 Repurchase Upon Designated Event. ...........................    22
SECTION 4.07 Appointments to Fill Vacancies in Trustee's Office. .........    25
SECTION 4.08 Stay, Extension and Usury Laws. .............................    25
SECTION 4.09 Taxes. ......................................................    25
SECTION 4.10 Investment Company Act. .....................................    26

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01 When the Company May Merge, Etc. ............................    26
SECTION 5.02 Successor Corporation Substituted. ..........................    27
SECTION 5.03 Purchase Option on Change of Control. .......................    27

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. ..........................................    27
SECTION 6.02 Acceleration. ...............................................    29
SECTION 6.03 Other Remedies. .............................................    30
SECTION 6.04 Waiver of Past Defaults. ....................................    30
SECTION 6.05 Control by Majority. ........................................    30
SECTION 6.06 Limitation on Suits. ........................................    31
SECTION 6.07 Rights of Holders To Receive Payment. .......................    31
SECTION 6.08 Collection Suit by Trustee. .................................    31
SECTION 6.09 Trustee May File Proofs of Claim. ...........................    32
SECTION 6.10 Priorities. .................................................    32
SECTION 6.11 Undertaking for Costs. ......................................    32

                                   ARTICLE 7

                                  THE TRUSTEE

SECTION 7.01 Duties of the Trustee. ......................................    33
SECTION 7.02 Rights of the Trustee. ......................................    34

SECTION 7.03 Individual Rights of the Trustee. .............................. 35
SECTION 7.04 Trustee's Disclaimer. .......................................... 36
SECTION 7.05 Notice of Defaults. ............................................ 36
SECTION 7.06 Reports by the Trustee to Holders. ............................. 36
SECTION 7.07 Compensation and Indemnity. .................................... 36
SECTION 7.08 Replacement of the Trustee. .................................... 37
SECTION 7.09 Successor Trustee by Merger, etc. .............................. 38
SECTION 7.10 Eligibility, Disqualification. ................................. 39
SECTION 7.11 Preferential Collection of Claims Against Company. ............. 39

                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Indenture. ........................................ 39
SECTION 8.02 Deposited Monies to be Held in Trust by Trustee. ............... 40
SECTION 8.03 Paying Agent to Repay Monies Held. ............................. 40
SECTION 8.04 Return of Unclaimed Monies. .................................... 40
SECTION 8.05 Reinstatement. ................................................. 40

                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.01 Without the Consent of Holders. ................................ 41
SECTION 9.02 With the Consent of Holders. ................................... 42
SECTION 9.03 Compliance with the Trust Indenture Act. ....................... 43
SECTION 9.04 Revocation and Effect of Consents. ............................. 43
SECTION 9.05 Notation on or Exchange of Senior Convertible Notes. ........... 44
SECTION 9.06 Trustee Protected. ............................................. 44

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01 Trust Indenture Act Controls. ................................. 44
SECTION 10.02 Notices. ...................................................... 44
SECTION 10.03 Communication by Holders With Other Holders. .................. 45
SECTION 10.04 Certificate and Opinion as to Conditions Precedent. ........... 45
SECTION 10.05 Statements Required in Certificate or Opinion. ................ 45
SECTION 10.06 Rules by Trustee and Agents. .................................. 46
SECTION 10.07 Legal Holidays. ............................................... 46
SECTION 10.08 No Recourse Against Others. ................................... 47
SECTION 10.09 Counterparts. ................................................. 47

SECTION 10.10 Other Provisions. ............................................. 47
SECTION 10.11 Governing Law. ................................................ 47
SECTION 10.12 No Adverse Interpretation of Other Agreements. ................ 48
SECTION 10.13 Successors. ................................................... 48
SECTION 10.14 Severability. ................................................. 48
SECTION 10.15 Table of Contents, Headings, etc. ............................. 48

                                   ARTICLE 11

                     CONVERSION OF SENIOR CONVERTIBLE NOTES

SECTION 11.01 Right to Convert. ............................................. 48
SECTION 11.02 Exercise of Conversion Privilege; Issuance of Common Stock
on Conversion; No Adjustment for Interest or Dividends. ..................... 49
SECTION 11.03 Cash Payments in Lieu of Fractional Shares. ................... 50
SECTION 11.04 Conversion Price. ............................................. 51
SECTION 11.05 Adjustment of Conversion Price. ............................... 51
SECTION 11.06 Effect of Reclassification, Consolidation, Merger or Sale. .... 59
SECTION 11.07 Taxes on Shares Issued. ....................................... 60
SECTION 11.08 Reservation of Shares; Shares to Be Fully Paid; Listing of
Common Stock. ............................................................... 61
SECTION 11.09 Responsibility of Trustee. .................................... 61
SECTION 11.10 Notice to Holders Prior to Certain Actions. ................... 62
SECTION 11.11 Restriction on Common Stock Issuable Upon Conversion. ......... 63

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                        Indenture
Act Section                                                             Section
-----------                                                             -------

310(a)(1) ..............................................                   7.10
   (a)(2) ..............................................            7.10, 10.10
   (a)(3) ..............................................                    n/a
   (a)(4) ..............................................                    n/a
   (a)(5) ..............................................                    n/a
   (b) .................................................      7.08, 7.10, 10.02
   (c)                                                                      n/a

311(a) .................................................                   7.11
   (b) .................................................                   7.11
   (c) .................................................                    n/a

312(a). ................................................                   2.05
   (b) .................................................                  10.03
   (c) .................................................                  10.03

313(a). ................................................                   7.06
   (b)(1) ..............................................                    n/a
   (b)(2) ..............................................                   7.06
   (c) .................................................            7.06, 10.02
   (d)                                                                     7.06

314(a). ................................................            4.02, 10.02
   (b) .................................................                    n/a
   (c)(1) ..............................................                  10.04
   (c)(2) ..............................................                  10.04
   (c)(3) ..............................................                    n/a
   (d) .................................................                    n/a
   (e) .................................................                  10.05
   (f) .................................................                    n/a

315(a). ................................................                7.01(b)
   (b) .................................................            7.05, 10.02
   (c) .................................................                7.01(a)
   (d) .................................................                7.01(c)
   (e) .................................................                   6.11

316(a)(last sentence) ..................................                   2.09
   (a)(1)(A) ...........................................                   6.05

   (a)(1)(B) .................................................              6.04
   (a)(2) ....................................................               n/a
   (b) .......................................................              6.07
   (c) .......................................................              9.04

317(a)(1) ....................................................              6.08
   (a)(2) ....................................................              6.09
   (b) .......................................................              2.04

318(a). ......................................................             10.01
   (b) .......................................................               n/a
   (c) .......................................................             10.01
_________________
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

THIS INDENTURE, dated as of March 5, 2002, is between The Gap, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee"). The Company has duly authorized the creation of its 5.75% Senior Convertible Notes due 2009 (the "Senior Convertible Notes"), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Senior Convertible Notes:

                                   ARTICLE 1

                                   DEFINITIONS

SECTION 1.01 Definitions.
             ------------

     "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control of, the referent person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     "Agent Member" means any member of, or participant in, the Depositary.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of one or more of the following events: (a) any "person" (as such term is used in Section 13(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that a "Change of Control" shall not be deemed to occur solely as the result of the acquisition by Donald G. Fisher, Doris F. Fisher, John J. Fisher, William Fisher or Robert R. Fisher (collectively, the "Fishers") and the Permitted Designees of shares representing in the aggregate more than 50% but less than 75% of the combined voting power of the then outstanding Voting Stock of the Company; (b) the Company consolidates with or merges into any other corporation, any other corporation merges into the Company, or the

Company effects a share exchange or the Company conveys, sells, transfers or leases all or substantially all of its assets (other than to one or more of its wholly-owned subsidiaries), and, in the case of any such consolidation, merger or share exchange transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock of the Company immediately before such transaction, or unless such transaction is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock; (c) the Company or the Company and its subsidiaries, taken as a whole, sells, assigns, conveys, transfers or leases all or substantially all assets of the Company or of the Company and its subsidiaries, taken as a whole, as applicable (other than to one or more wholly-owned subsidiaries of the Company); or (d) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, that a Change of Control under (a) and
(b) above shall not be deemed to have occurred if either (y) the Daily Market Price per share of Common Stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (b) above) shall equal or exceed 105% of the Conversion Price in effect on the date of such Change of Control or the public announcement of such Change of Control, as applicable or (z) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market and, as a result of the transaction, the Senior Convertible Notes become convertible solely into such common stock.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 11.06, however, shares issuable on conversion of Senior Convertible Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor. References to the Company shall not include any Subsidiary.

     A "consolidated subsidiary" of any person means a subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such person as a consolidated subsidiary.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Conversion Price" means the initial conversion price specified in the form of Senior Convertible Note in Paragraph 15 of such form, as adjusted in accordance with the provisions of Article 11.

     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at 101 Barclay Street, 21W, Attn: Corporate Trust Department, New York, New York 10286.

     "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock on the New York Stock Exchange, or if the Common Stock is not then listed on the New York Stock Exchange, as reported on the principal national securities exchange or quotation system upon which the Common Stock is listed or quoted, as applicable.

     "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

     "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Global Security" means a Senior Convertible Note that is registered in the Register.

     "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

     "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument,
(c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;
(ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Initial Purchasers" means the persons listed on Schedule I of the Purchase Agreement.

     "Interest Payment Date" means March 15 and September 15 of each year.

     "Issue Date" means the date on which Senior Convertible Notes are first issued and authenticated under this Indenture.

     "Liquidated Damages" has the meaning specified in paragraph 16 of the form of Senior Convertible Note which is attached as Exhibit A hereto.

     "Material Subsidiary" means any subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

     "Maturity Date" means March 15, 2009.

     "Offering Memorandum" means the final offering memorandum dated February 28, 2002, relating to the Senior Convertible Notes, including all amendments thereto.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom is the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

     "Permitted Designees" means (i) a spouse or lineal descendent by blood or adoption of any of the Fishers; (ii) trusts solely for the benefit of any of the Fishers, one or more charitable foundations, institutions or entities or any of the individuals referred to in clause (i); (iii) in the event of the death of a Fisher, his or her estate, heirs, executor, administrator, committee or other personal representative; or (iv) any Person so long as any of the Fishers or any of the individuals referred to in clause (i) are the sole beneficial owners of more than 50% of the Voting Stock of such Person and constitute a majority of the board of directors of such Person, in the case of a corporation, or of the individuals exercising similar functions, in the case of an entity other than a corporation.

     A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

     "Purchase Agreement" means the Purchase Agreement related to the Senior Convertible Notes, dated February 27, 2002, between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

     "Redemption date" when used with respect to any of the Senior Convertible Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to Article 3 of this Indenture and the Senior Convertible Notes.

     "Redemption price" when used with respect to any of the Senior Convertible Notes to be redeemed, means the price fixed for such redemption pursuant to
Article 3 of this Indenture and the Senior Convertible Notes.

     "Registration Agreement" means the Registration Agreement relating to the Senior Convertible Notes and the Common Stock issuable upon conversion of such Senior Convertible Notes, dated March 5, 2002, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Regular Record Date" means the March 1 or September 1 immediately preceding each Interest Payment Date.

     "Restricted Common Stock Legend" means the legend labeled as such and that is set forth in Exhibit B hereto.

     "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Senior Convertible Notes" means the 5.75% Senior Convertible Notes due 2009 issued, authenticated and delivered under this Indenture.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

     A "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

     "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Senior Convertible Notes are then convertible) is neither listed for trading on the New York Stock Exchange or the American Stock Exchange nor approved for trading on the Nasdaq National Market.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 9.03 and 11.06.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

     "U.S. Government Obligations" means direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Senior Convertible Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

SECTION 1.02 Other Definitions.
             -----------------
                                                            Defined in
                                                             Section
                                                             -------
"Bankruptcy Law" ........................................     6.01
"business day" ..........................................    10.07
"Current Market Price" ..................................    11.05
"closing price" .........................................    11.05
"Conversion Agent" ......................................     2.03
"Custodian" .............................................     6.01
"Designated Event Date" .................................     4.06
"Designated Event Offer" ................................     4.06
"Designated Event Offer Termination Date" ...............     4.06
"Designated Event Payment" ..............................     4.06
"Designated Event Payment Date" .........................     4.06
"Designated Event Purchase Notice" ......................     4.06
"Event of Default" ......................................     6.01
"Expiration Time" .......................................    11.05

"fair market value" .................................................... 11.05
"Legal Holiday" ........................................................ 10.07
"non-electing share" ................................................... 11.06
"Paying Agent" .........................................................  2.03
"Purchased Shares" ..................................................... 11.05
"Record Date" .......................................................... 11.05
"Register" .............................................................  2.03
"Registrar" ............................................................  2.03
"Securities" ........................................................... 11.05
"trading day" .......................................................... 11.05
"Trigger Event" ........................................................ 11.05

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.
             -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Commission;

          "indenture securities" means the Senior Convertible Notes;

          "indenture security holder" means a holder of a Senior Convertible
          Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Senior Convertible Notes means the Company or any other obligor on the Senior Convertible Notes.

     All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.
             ---------------------

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

     (5) the male, female and neuter genders include one another.

                                   ARTICLE 2

                          THE SENIOR CONVERTIBLE NOTES

SECTION 2.01 Form.
             ----

     (a) GLOBAL SECURITIES. The Senior Convertible Notes are being offered and sold by the Company pursuant to the Purchase Agreement:

     The Senior Convertible Notes are being offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), each as provided in the Purchase Agreement, and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Senior Convertible Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Senior Convertible Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

     (c) DEFINITIVE SECURITIES. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Senior Convertible Notes in definitive form. If applicable, certificated Senior Convertible Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.06(b).

SECTION 2.02 Execution and Authentication.
             ----------------------------

     One Officer shall sign the Senior Convertible Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Senior Convertible Note no longer holds that office at the time the Senior Convertible Note is authenticated, the Senior Convertible Note shall nevertheless be valid.

     A Senior Convertible Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Convertible Note has been authenticated under this Indenture.

     Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Senior Convertible Notes for original issue up to an aggregate principal amount of $1,200,000,000 (plus up to $180,000,000 aggregate principal amount of Senior Convertible Notes that may be sold by the Company pursuant to the option granted pursuant to the Purchase Agreement) to the Initial Purchasers. The aggregate principal amount of Senior Convertible Notes outstanding at any time may not exceed that amount except as provided in
Section 2.07.

     The Senior Convertible Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Convertible Notes. An authenticating agent may authenticate Senior Convertible Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03 Registrar, Paying Agent and Conversion Agent.
             --------------------------------------------

     The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Senior Convertible Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Senior Convertible Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company in respect of Senior Convertible Notes and this Indenture may be served by the holders of the Senior Convertible Notes. The Registrar shall keep a Register ("Register") of the Senior Convertible Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Registrar" includes any additional registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Articles 3 and 8 and Section 4.06, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.04 Paying Agent To Hold Money in Trust.
             -----------------------------------

     The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Senior Convertible Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest (including Liquidated Damages) on the Senior Convertible Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Senior Convertible Notes all money held by it as Paying Agent.

SECTION 2.05 Holder Lists.
             ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Senior Convertible Notes and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date, and as the

Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Senior Convertible Notes.

SECTION 2.06 Transfer and Exchange.
             ---------------------

     When Senior Convertible Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Senior Convertible Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Senior Convertible Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.10, 3.07, 9.05 or 11.02.

     The Company or the Registrar shall not be required (i) to issue, register the transfer of or exchange Senior Convertible Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Senior Convertible Notes for redemption under Section 3.03 and ending at the close of business on the day of selection, (ii) to register the transfer or exchange of any Senior Convertible Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Convertible Note being redeemed in part or (iii) to register the transfer of any Senior Convertible Notes surrendered for repurchase pursuant to Section 4.06.

     All Senior Convertible Notes issued upon any transfer or exchange of Senior Convertible Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Senior Convertible Notes surrendered upon such registration of transfer or exchange.

     (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.01(b) and 2.10; provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

     Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     In the event that a Global Security is exchanged for certificated Senior Convertible Notes in definitive form pursuant to Section 2.10(b) prior to the effectiveness of a Shelf Registration Statement with respect to such Senior Convertible Notes, such exchange may occur, and such Senior Convertible Notes may be further exchanged or transferred, only upon receipt by the Registrar of
(1) such Global Security or such Senior Convertible Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Senior Convertible Notes in definitive form of the same aggregate principal amount as the Global Security or the Senior Convertible Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Senior Convertible Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

     (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Agreement, if Senior Convertible Notes are issued upon the registration of transfer, exchange or replacement of Senior Convertible Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Senior Convertible Notes, the Senior Convertible Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Senior Convertible Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Senior Convertible Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

     (c) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

     (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Senior Convertible Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is

(d) expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07 Replacement Senior Convertible Notes.
             ------------------------------------

     If the holder of a Senior Convertible Note claims that its Senior Convertible Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Convertible Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Senior Convertible Note, the holder of a Senior Convertible Note must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Senior Convertible Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Senior Convertible Note.

     The Trustee or any authenticating agent may authenticate any such substituted Senior Convertible Note, and deliver the same upon the receipt of such security or indemnity as the Trustee and the Company may require. Upon the issuance of any substituted Senior Convertible Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Senior Convertible Note which has matured or is about to mature, or has been called for redemption pursuant to
Article 3, submitted for repurchase pursuant to Section 4.06 or is about to be converted into Common Stock pursuant to Article 11, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Senior Convertible Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Senior Convertible Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the paying agent or conversion agent such security or indemnity as may be required by the Company or the Trustee to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Senior Convertible Note and of the ownership thereof.

     Every replacement Senior Convertible Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Senior Convertible Notes duly issued, authenticated and delivered hereunder.

SECTION 2.08 Outstanding Senior Convertible Notes.
             ------------------------------------

     The Senior Convertible Notes outstanding at any time are all the Senior Convertible Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Senior Convertible Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Convertible Note is held by a bona fide purchaser.

         If Senior Convertible Notes are considered paid under Section 4.01 or converted under Article 11, they cease to be outstanding, and interest (and Liquidated Damages, if any) on them ceases to accrue.

         Subject to Section 2.09 hereof, a Senior Convertible Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Convertible Note.

SECTION 2.09 When Treasury Senior Convertible Notes Disregarded.
             --------------------------------------------------

         In determining whether the holders of the required principal amount of Senior Convertible Notes have concurred in any direction, waiver or consent, Senior Convertible Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Convertible Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Senior Convertible Notes.
             ----------------------------------

         (a) Until definitive Senior Convertible Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Convertible Notes. Temporary Senior Convertible Notes shall be substantially in the form of definitive Senior Convertible Notes but may have variations that the Company considers appropriate for temporary Senior Convertible Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Convertible Notes in exchange for temporary Senior Convertible Notes.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Senior Convertible Notes in definitive form only if such transfer complies with Section 2.06 and
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Senior Convertible Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Senior Convertible Notes of authorized denominations in the form of certificated Senior Convertible Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Senior Convertible Notes in the form of certificated Senior Convertible Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

         (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Senior Convertible Notes.

SECTION 2.11 Cancellation.
             ------------

         The Company at any time may deliver Senior Convertible Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Convertible Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Senior Convertible Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption, repurchase or cancellation. Upon written instructions of the Company, the Trustee shall dispose of canceled Senior Convertible Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition and, after such disposition, shall deliver a certificate of disposition to the Company. The Company may not issue new Senior Convertible Notes to replace Senior Convertible Notes that it has paid, redeemed or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to
Article 11 hereof, (ii) submitted for redemption pursuant to Article 3 hereof or
(iii) submitted for repurchase pursuant to Section 4.06 hereof (unless revoked).

SECTION 2.12 Defaulted Interest.
             ------------------

         If the Company fails to make a payment of interest on the Senior Convertible Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Senior Convertible Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Senior Convertible Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13 CUSIP Number.
             ------------

         The Company in issuing the Senior Convertible Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption, repurchase or exchange as a convenience to holders of Senior Convertible Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Convertible Notes and that reliance may be placed only on the other identification numbers printed on the Senior Convertible Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14 Regulation S.
             ------------

         The Company agrees that it will refuse to register any transfer of Senior Convertible Notes or any shares of Common Stock issued upon conversion of Senior Convertible Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Senior Convertible Notes which do not bear a Restricted Securities Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend.

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01 Optional Redemption.
             --------------------

         The Company may redeem all or any portion of the Senior Convertible Notes upon the terms and at the redemption prices set forth in each of the Senior Convertible Notes. Any redemption shall be made pursuant to Paragraph 5 of the Senior Convertible Notes and this Article 3.

SECTION 3.02 Notices to Trustee.
             ------------------

         If the Company elects to redeem Senior Convertible Notes pursuant to the optional redemption provisions of paragraph 5 of the Senior Convertible Notes, it shall furnish to the Trustee, at least 30 (35 if less than all of the then outstanding Senior Convertible Notes are to be redeemed or if the Company requests the Trustee to give notice of redemption pursuant to Section 3.04) days but not more than 60 days before a redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate setting forth
(i) the Section of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Senior Convertible Notes (if less than all) to be redeemed, (iv) the redemption price and (v) the CUSIP number of the Senior Convertible Notes being redeemed.

SECTION 3.03 Selection of Senior Convertible Notes To Be Redeemed.
             ----------------------------------------------------

         If less than all the Senior Convertible Notes are to be redeemed, the Trustee shall select the Senior Convertible Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Senior Convertible Notes are listed or quoted or, if the Senior Convertible Notes are not so listed, on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from

Senior Convertible Notes outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the principal of any Senior Convertible Notes that has a denomination larger than $1,000. Senior Convertible Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000.

         Provisions of this Indenture that apply to Senior Convertible Notes called for redemption also apply to portions of Senior Convertible Notes called for redemption. The Trustee shall notify the Company promptly of the Senior Convertible Notes or portions of Senior Convertible Notes to be called for redemption.

         If any Senior Convertible Note selected for partial redemption is converted in part after such selection, the converted portion of such Senior Convertible Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Senior Convertible Notes (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Senior Convertible Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Senior Convertible Notes, the Company and the Trustee may treat as outstanding any Senior Convertible Notes surrendered for conversion during the period of 15 days preceding the mailing of a notice of redemption and need not treat as outstanding any Senior Convertible Note authenticated and delivered during such period in exchange for the unconverted portion of any Senior Convertible Note converted in part during such period.

SECTION 3.04 Notice of Redemption.
             --------------------

         At least 20 days but not more than 60 days before a redemption date, the Company shall mail by first class mail a notice of redemption to each holder whose Senior Convertible Notes are to be redeemed, at such holder's registered address.

         The notice shall identify the Senior Convertible Notes to be redeemed and shall state:

         (1)   the redemption date;

         (2)   the redemption price;

         (3) if any Senior Convertible Note is being redeemed in part, the portion of the principal amount of such Senior Convertible Note to be redeemed and that, after the redemption date, upon surrender of such Senior Convertible Note, a new Senior Convertible Note or Senior Convertible Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

         (4) that Senior Convertible Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) that interest and Liquidated Damages, if applicable, on Senior Convertible Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the redemption date (unless the Company defaults in the payment of the redemption price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture);

         (6) the paragraph of the Senior Convertible Notes pursuant to which the Senior Convertible Notes called for redemption are being redeemed;

         (7) the aggregate principal amount of Senior Convertible Notes (if less than all) that are being redeemed;

         (8) the CUSIP number of the Senior Convertible Notes (provided that the disclaimer permitted by Section 2.13 may be made);

         (9)   the name and address of the Paying Agent;

         (10) that Senior Convertible Notes called for redemption may be converted at any time prior to the close of business on the last trading day immediately preceding the redemption date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

         (11) that in the case of Senior Convertible Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Senior Convertible Note is registered at the close of business on the relevant Regular Record Date.

         The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Senior Convertible Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Senior Convertible Note.

         At the Company's written request delivered at least 15 days prior to the date on which such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give notice of redemption in the Company's name and at the Company's expense.

SECTION 3.05 Effect of Notice of Redemption.
             ------------------------------

         Once notice of redemption is mailed, Senior Convertible Notes called for redemption become due and payable on the redemption date at the redemption price set forth in the Senior Convertible Note.

SECTION 3.06 Deposit of Redemption Price.
             ---------------------------

         On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest (including Liquidated Damages) on all Senior Convertible Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

         On and after the redemption date, unless the Company shall default in the payment of the redemption price, interest and Liquidated Damages, if applicable, will cease to accrue on the principal amount of the Senior Convertible Notes or portions thereof called for redemption and for which funds have been set apart for payment, and such Senior Convertible Notes, or portions thereof, shall cease after the close of business on the business day immediately preceding the Redemption date to be convertible into Common Stock and, except as provided in this Section 3.06 and Section 8.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Senior Convertible Notes, or portions thereof, except the right to receive the Redemption price thereof and unpaid interest and Liquidated Damages, if any, to (but excluding) the Redemption date. In the case of Senior Convertible Notes or portions thereof redeemed on a Redemption date which is also an Interest Payment Date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Senior Convertible Note is registered at the close of business on the relevant Regular Record Date.

SECTION 3.07  Senior Convertible Notes Redeemed in Part.
              -------------------------------------------

         Upon surrender of a Senior Convertible Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate and deliver to the holder of a Senior Convertible Note a new Senior Convertible Note equal in principal amount to the unredeemed portion of the Senior Convertible Note surrendered, at the expense of the Company, except as specified in Section 2.06.

SECTION 3.08  Conversion Arrangement on Call for Redemption.
              -----------------------------------------------

         In connection with any redemption of Senior Convertible Notes, the Company may arrange for the purchase and conversion of any Senior Convertible Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Senior Convertible Notes by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest and Liquidated Damages, if any, accrued to the date fixed for redemption, of such Senior Convertible Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Senior Convertible Notes, together with interest and Liquidated Damages, if any, accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Senior Convertible Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Senior Convertible Notes shall be deemed to have been extended through such time), subject to
payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Senior Convertible Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Senior Convertible Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and defend and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Senior Convertible Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE 4

                                    COVENANTS

SECTION 4.01  Payment of Senior Convertible Notes.
              -----------------------------------

         The Company shall pay the principal of (including any premium) and interest (including Liquidated Damages) on the Senior Convertible Notes on the dates and in the manner provided in the Senior Convertible Notes. Principal, premium, interest, liquidated damages, the redemption price and the Designated Event Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, (including any premium) interest (including Liquidated Damages), the redemption price or the Designated Event Payment then due.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal (including any premium), at the rate borne by Senior Convertible Notes, compounded semiannually; and (ii) overdue installments of interest and liquidated damages, if any, (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 4.02  Commission Reports.
              ------------------

         The Company shall comply with Section 314(a) of the TIA.

SECTION 4.03  Compliance Certificate.
              ----------------------

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal (including any premium) of or interest (including Liquidated Damages) on the Senior Convertible Notes are prohibited.

         The Company shall, so long as any of the Senior Convertible Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04  Maintenance of Office or Agency.
              -------------------------------

         The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Senior Convertible Notes may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Senior Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 4.05  Continued Existence.
              -------------------

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.06  Repurchase Upon Designated Event.
              --------------------------------

         Following a Designated Event (the date of each such occurrence being the "Designated Event Date"), the Company shall notify the holders of Senior Convertible Notes in writing of such occurrence and shall make an offer (the "Designated Event Offer") to repurchase all Senior Convertible Notes then outstanding at a repurchase price in cash (the "Designated Event Payment") equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Designated Event Payment Date (as defined below).

         Notice of a Designated Event shall be mailed by or at the direction of the Company to the holders of Senior Convertible Notes as shown on the Register of such holders maintained by the Registrar not more than 30 days after the applicable Designated Event Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Designated Event Offer shall remain open until a specified date (the "Designated Event Offer Termination Date") which is at least 30 business days from the date such notice is mailed. During the period specified in such notice, holders of Senior Convertible Notes may elect to tender their Senior Convertible Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Senior Convertible Notes properly tendered pursuant to this Section on a specified business day (the "Designated Event Payment Date") which shall be no earlier than five business days after the applicable Designated Event Offer Termination Date and no later than 70 days after the applicable Designated Event Date.

         The notice, which shall govern the terms of the Designated Event Offer, shall include a form of written notice of repurchase substantially in the form attached in Exhibit A hereto (the "Designated Event Purchase Notice") to be completed by the holder and shall include such disclosures as are required by law and shall state:

         (a)  that a Designated Event Offer is being made pursuant to this
Section 4.06 and that all Senior Convertible Notes will be accepted for payment;

         (b) the event, transaction or transactions that constitute the Designated Event;

         (c) the Designated Event Payment for each Senior Convertible Note, the Designated Event Offer Termination Date and the Designated Event Payment Date;

         (d) that any Senior Convertible Note not accepted for payment will continue to accrue interest and Liquidated Damages, if applicable, in accordance with the terms thereof;

         (e) that, unless the Company defaults on making the Designated Event Payment, any Senior Convertible Note accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest and Liquidated Damages, if applicable, on the Designated Event Payment Date and no further interest or Liquidated Damages shall accrue on or after such date;

         (f) that holders electing to have Senior Convertible Notes repurchased pursuant to a Designated Event Offer will be required to surrender their Senior Convertible Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Designated Event Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

         (g) that holders of Senior Convertible Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Designated Event Offer Termination Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Senior Convertible Notes the holder delivered for purchase, the Senior Convertible Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Senior Convertible Notes purchased;

         (h) that holders whose Senior Convertible Notes are repurchased only in part will be issued Senior Convertible Notes equal in principal amount to the unpurchased portion of the Senior Convertible Notes surrendered;

         (i) the instructions that holders must follow in order to tender their Senior Convertible Notes; and

         (j) that in the case of a Designated Event Payment Date that is also an interest payment date, the interest payment and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Senior Convertible Note is registered at the close of business on the relevant Designated Event Offer Termination Date.

         A holder of Senior Convertible Notes may exercise its rights specified in this Section 4.06 upon delivery of an irrevocable Designated Event Purchase Notice to the Trustee with a copy to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written Designated Event notice.

         The delivery of such Security to the Trustee and the Paying Agent with the Designated Event Purchase Notice (together with all necessary endorsements) at the office of the Trustee and the Paying Agent shall be a condition to the receipt by the holder of the Designated Event Payment therefore; provided, however, that such Designated Event Payment shall be so paid pursuant to this
Section 4.06 only if the Security so delivered to the Trustee and the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event notice.

         On the Designated Event Offer Termination Date, the Company shall (i) accept for payment all Senior Convertible Notes or portions thereof properly tendered pursuant to the Designated Event Offer, (ii) deposit with the Paying Agent money sufficient to pay the Designated Event Payment with respect to all Senior Convertible Notes or portions thereof so tendered and accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation the Senior Convertible Notes so accepted together with an Officers' Certificate setting forth the aggregate principal amount of Senior Convertible Notes or portions thereof tendered to and accepted for payment by the Company. On the Designated Event Payment Date, the Paying Agent shall mail or deliver the Designated Event Payment to the holders of Senior Convertible Notes so accepted and the Trustee shall promptly authenticate and mail or cause to be transferred by book entry to such holders a new Senior Convertible Note equal in principal amount to any unpurchased portion of the Senior Convertible Note surrendered, if any; provided that such new Convertible Subordinate Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Senior Convertible Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

         In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 11.06 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Senior Convertible Notes to cause the Company to repurchase Senior Convertible Notes following a Designated Event, including the applicable provisions of this Section 4.06 and the definitions of Designated Event, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

         The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Senior Convertible Notes to tender their Senior Convertible Notes.

SECTION 4.07  Appointments to Fill Vacancies in Trustee's Office.
              --------------------------------------------------

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.08  Stay, Extension and Usury Laws.
              ------------------------------

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Senior Convertible Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Senior Convertible Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.09  Taxes.
              -----

         The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.10  Investment Company Act.
              ----------------------
         As long as any Senior Convertible Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01  When the Company May Merge, Etc.
              -------------------------------

         The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person as an entirety or substantially as an entirety unless:

         (a) either

         (i)   the Company shall be the continuing corporation or

         (ii) the person formed by or surviving any such consolidation or share exchange or into which the Company is merged (if other than the Company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company as an entirety or substantially

              (1) shall be a corporation, partnership or trust organized under the laws of the United States or any State thereof or the District of Columbia and

              (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest and Liquidated Damages, if any, on all of the Senior Convertible Notes and the performance of every covenant of the Senior Convertible Notes and this Indenture and the Registration Agreement on the part of the Company to be performed or observed, including, without limitation, modifications to rights of holders to cause the repurchase of Senior Convertible Notes upon a Designated Event in accordance with the penultimate paragraph of Section 4.06 and conversion rights in accordance with Section 11.06 to the extent required by such Sections;

         (b) in all cases, immediately after giving effect to such transaction no Default and no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

         (c) if a supplemental indenture is to be executed in connection with such consolidation, merger, transfer or lease or other disposition, the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, share exchange, sale, assignment, conveyance, transfer or lease or other disposition complies with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         For purposes of this Section 5.01, the transfer (by lease, assignment, sale, conveyance or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02  Successor Corporation Substituted.
              ---------------------------------

         Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor person formed by such consolidation, or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Senior Convertible Notes.

SECTION 5.03      Purchase Option on Change of Control.
                  ------------------------------------

         This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.06.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01  Events of Default.
              -----------------

         An "Event of Default" with respect to any Senior Convertible Notes occurs if:

         (a) the Company defaults in the payment of principal of, or premium, if any, on the Senior Convertible Notes when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to make any optional redemption payment when required pursuant to
Article 3; or

         (b) the Company defaults in the payment of any installment of interest or Liquidated Damages on the Senior Convertible Notes when due (including any interest or Liquidated Damages payable in connection with a repurchase pursuant to Section 4.06 or in connection with any optional redemption payment pursuant to Article 3) and continuance of such default for 30 days or more; or

         (c) the Company fails to comply or observe in any material respect (other than a default set forth in clauses (a) and (b) above and clauses (d) and (e) below) any other covenant or agreement of the Company in respect of the Senior Convertible Notes set forth in this Indenture or the Senior Convertible Notes, and fails to remedy such default or breach within a period of 60 days after the receipt of written notice to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in aggregate principal amount of the then outstanding Senior Convertible Notes; or

         (d) the Company defaults in the payment of the Designated Event Payment in respect of the Senior Convertible Notes on the date therefor; or

         (e) the Company fails to provide timely notice of any Designated Event in accordance with Section 4.06; or

         (f) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of its Material Subsidiaries), whether such Indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or
(ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates to $35,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after receipt of written notice to the Company from the Trustee or to the Company and the Trustee from holders of at least 25% in aggregate principal amount of the then outstanding Senior Convertible Notes; or

         (g) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a United States federal or state court or courts against the Company or any Material Subsidiaries of the Company and remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $50,000,000; or

         (h) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

         (i)   commences a voluntary case,

         (ii) consents to the entry of an order for relief against it in an involuntary case,

         (iii) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property,

         (iv)  makes a general assignment for the benefit of its creditors;

         (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

         (i) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any Material Subsidiary in an involuntary case,

         (ii) appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

         (iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02  Acceleration.
              ------------

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) and (i) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Convertible Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all the Senior Convertible Notes to be due and payable. Upon such declaration such principal amount, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Senior Convertible Notes to the contrary. If any Event of Default with respect to the Company specified in clauses (h) or (i) of

Section 6.01 occurs, all unpaid principal of and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Senior Convertible Notes then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any holder of Senior Convertible Notes.

         The holders of a majority in aggregate principal amount of the then outstanding Senior Convertible Notes by written notice to the Trustee may rescind an acceleration of the Senior Convertible Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or premium, if any, and interest and Liquidated Damages, if any, on the Senior Convertible Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03  Other Remedies.
              --------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest or Liquidated Damages, if applicable, on the Senior Convertible Notes or to enforce the performance of any provision of the Senior Convertible Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Senior Convertible Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Senior Convertible Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  Waiver of Past Defaults.
              -----------------------
         The holders of a majority in aggregate principal amount of the Senior Convertible Notes then outstanding may, on behalf of the holders of all the Senior Convertible Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if applicable, on the Senior Convertible Notes (other than the non-payment of principal of and premium, if any, and interest and Liquidated Damages, if any, on the Senior Convertible Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Senior Convertible Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05  Control by Majority.
              -------------------

         The holders of a majority in aggregate principal amount of the then outstanding Senior Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the

Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Senior Convertible Notes or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions of forebearances are unduly prejudicial to such holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06  Limitation on Suits.
              -------------------

         A holder of a Senior Convertible Note may not pursue any remedy with respect to this Indenture or the Senior Convertible Notes unless:

         (1) the holder gives to the Trustee notice of a continuing Event of Default;

         (2) the holders of at least 25% in principal amount of the then outstanding Senior Convertible Notes make a request to the Trustee to pursue the remedy;

         (3) such holder or holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not act on the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (5) during such 60-day period the holders of a majority in principal amount of the then outstanding Senior Convertible Notes do not give the Trustee a direction inconsistent with the request.

         A holder of a Senior Convertible Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07  Rights of Holders To Receive Payment.
              -------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any holder of a Senior Convertible Note to receive payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Convertible Note, on or after the respective due dates expressed in the Senior Convertible Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Senior Convertible Note shall not be impaired or affected without the consent of the holder of a Senior Convertible Note.

SECTION 6.08  Collection Suit by Trustee.
              --------------------------

         If an Event of Default specified in Section 6.01(a), (b) or (d) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest and Liquidated Damages, if any, remaining unpaid on the Senior Convertible Notes and interest on overdue principal, premium, if any, and interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09  Trustee May File Proofs of Claim.
              --------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Senior Convertible Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Senior Convertible Note any plan of reorganization, arrangement, adjustment or composition affecting the Senior Convertible Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10  Priorities.
              ----------

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

                 Second: to holders of Senior Convertible Notes for amounts due and unpaid on the Senior Convertible Notes for principal, premium, if any, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Convertible Notes for principal, premium, if any, and interest and Liquidated Damages, if any, respectively; and

                 Third: to the Company.

         Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Senior Convertible Notes.

SECTION 6.11  Undertaking for Costs.
              ---------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the then outstanding Senior Convertible Notes.

                                    ARTICLE 7

                                   THE TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.01  Duties of the Trustee.
              ---------------------

         (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b)  Except during the continuance of an Event of Default known to the
Trustee:

             (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

             (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02  Rights of the Trustee.
              ---------------------

         (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

         (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

         (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the holders of Senior Convertible Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Senior Convertible Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

     (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

     (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 11.05(j).

     (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (l) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03 Individual Rights of the Trustee.
             ---------------------------------

     Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Senior Convertible Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04 Trustee's Disclaimer.
             ---------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Convertible Notes. It shall not be accountable for the Company's use of the proceeds from the Senior Convertible Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Convertible Notes or any other document in connection with the sale of the Senior Convertible Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.
             -------------------

     If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Senior Convertible Note a notice of the Default or Event of Default within 90 days after it occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal, premium, if any, or interest and Liquidated Damages, if any, when due under Section 6.01(a), (b) or (e) or a Trust Officer of the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Senior Convertible Notes. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Senior Convertible Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of the Senior Convertible Notes.

SECTION 7.06 Reports by the Trustee to Holders.
             ----------------------------------

     Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to holders of Senior Convertible Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to holders of Senior Convertible Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Senior Convertible Notes are listed or quoted. The Company shall timely notify the Trustee when the Senior Convertible Notes are listed or quoted on any stock exchange or securities market.

SECTION 7.07 Compensation and Indemnity.
             ---------------------------

     The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation for its acceptance of this Indenture and its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

     The Company shall indemnify the Trustee against, and defend and hold the Trustee harmless from, any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

     The Trustee shall have a lien prior to the Senior Convertible Notes on all money or property held or collected by the Trustee to secure the Company's payment obligations in this Section 7.07, except that held in trust to pay principal, premium, if any, and interest and Liquidated Damages, if any, on Senior Convertible Notes. Such liens and the Company's obligations under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 Replacement of the Trustee.
             ---------------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Senior Convertible Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a Custodian or public officer takes charge of the Trustee or its property; or

         (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Senior Convertible Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, the Company or the holders of at least 10% in principal amount of the then outstanding Senior Convertible Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any holder of a Senior Convertible Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Senior Convertible Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09 Successor Trustee by Merger, etc.
             ---------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10 Eligibility, Disqualification.
             -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA ss. 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11 Preferential Collection of Claims Against Company.
             --------------------------------------------------

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship set forth in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Indenture.
             -----------------------

     When (a) the Company delivers to the Trustee for cancellation all Senior Convertible Notes theretofore authenticated (other than any other Senior Convertible Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Senior Convertible Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Senior Convertible Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or are by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee, in trust, amounts sufficient to pay at maturity or upon redemption of all of the Senior Convertible Notes (other than any Senior Convertible Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Senior Convertible Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest and Liquidated Damages, if any, due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Senior Convertible Notes, (ii) rights hereunder of holders of Senior Convertible Notes to receive payments of principal of and premium, if any, and interest, and Liquidated Damages, if any, on, the Senior Convertible Notes, (iii) the obligations under Sections 2.03 and 8.05 hereof and
(iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.04 and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Senior Convertible Notes.

SECTION 8.02 Deposited Monies to be Held in Trust by Trustee.
             ------------------------------------------------

     Subject to Section 8.04, all monies deposited with the Trustee pursuant to
Section 8.01 shall be held in trust and applied by it to the payment either directly or through the Paying Agent, to the holders of the particular Senior Convertible Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, and premium, if any, and interest, and Liquidated Damages, if any, premium, if any.

SECTION 8.03 Paying Agent to Repay Monies Held.
             ----------------------------------

     Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee and not pursuant to Section 8.01) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.04 Return of Unclaimed Monies.
             ---------------------------

     Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest (including Liquidated Damages) on Senior Convertible Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of, premium, if any, or interest (including Liquidated Damages) on such Senior Convertible Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on written demand; provided, however, that the Company, or the Trustee at the written request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each holder of a Senior Convertible Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Senior Convertible Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

SECTION 8.05 Reinstatement.
             --------------

     If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Convertible Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest (including Liquidated Damages) on or principal of any Senior Convertible Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.01 Without the Consent of Holders.
             -------------------------------

     The Company and the Trustee may amend this Indenture or the Senior Convertible Notes without notice to or the consent of any holder of a Senior Convertible Note for the purposes of:

     (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Senior Convertible Notes.

     (b) providing for uncertificated Senior Convertible Notes in addition to or in place of certificated Senior Convertible Notes;

     (c) evidencing the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company hereunder and in the Senior Convertible Notes as permitted by
Section 5.01;

     (d) providing for conversion rights of holders of Senior Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 11.06;

     (e)  reducing the Conversion Price;

     (f) evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee;

     (g) making any changes that would provide the holders of the Senior Convertible Notes with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such holder;

     (h) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or

     (i) modify the restrictions on, and procedures for, resale and other transfers of Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

SECTION 9.02 With the Consent of Holders.
             ----------------------------

     Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Senior Convertible Notes with the written consent of the holders of at least a majority in principal amount of the then outstanding Senior Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Convertible Notes).

     Subject to Sections 6.04 and 6.07, the holders of a majority in principal amount of the Senior Convertible Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Convertible Notes.

     However, without the consent of each holder of a Senior Convertible Note affected, an amendment or waiver under this Section may not (with respect to any Senior Convertible Notes held by a non-consenting holder):

     (a) reduce the principal amount of Senior Convertible Notes whose holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of, or premium on, or change the fixed maturity of any Senior Convertible Note or, except as permitted pursuant to Section 9.01(a), (d), (g) or (h), alter the redemption or repurchase provisions with respect thereto;

     (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest, or Liquidated Damages on any Senior Convertible Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages on the Senior Convertible Notes (except a rescission of acceleration of the Senior Convertible Notes by the holders of at least a majority in aggregate principal amount of the Senior Convertible Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

     (e) make the principal of, or premium, if any, or interest or Liquidated Damages on, any Senior Convertible Note payable in money other than as provided for herein and in the Senior Convertible Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Senior Convertible Notes to receive payments of principal of, premium, if any, or interest or Liquidated Damages on the Senior Convertible Notes;

     (g) waive a redemption payment or a Designated Event Payment with respect to any Senior Convertible Notes;

     (h) increase the Conversion Price or, except as permitted herein (including Section 9.01(a)), modify the provisions contained herein relating to conversion of the Senior Convertible Notes in a manner adverse to the holders thereof; or

     (i) make any change to the abilities of holders of Senior Convertible Notes to enforce their rights hereunder or the provisions of clauses (a) through
(i) of this Section 9.02.

     To secure a consent of the holders of Senior Convertible Notes under this Section, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to holders of Senior Convertible Notes a notice briefly describing the amendment or waiver.

SECTION 9.03 Compliance with the Trust Indenture Act.
             ----------------------------------------

     Every amendment to this Indenture or the Senior Convertible Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents.
             ----------------------------------

     Until an amendment or waiver becomes effective, a consent to it by a holder of a Senior Convertible Note is a continuing consent by the holder and every subsequent holder of a Senior Convertible Note or portion of a Senior Convertible Note that evidences the same debt as the consenting holder's Senior Convertible Note, even if notation of the consent is not made on any Senior Convertible Note. However, any such holder or subsequent holder may revoke the consent as to his or her Senior Convertible Note or portion of a Senior Convertible Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Senior Convertible Notes have consented to the amendment or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Senior Convertible Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Senior Convertible Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Senior Convertible Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every holder of a Senior Convertible Note, unless it is of the type described in clauses (a)
- (i) of Section 9.02. In such case, the amendment or waiver shall bind each holder of a Senior Convertible Note who has consented to it and every subsequent holder of a Senior Convertible Note or portion of a Senior Convertible Note that evidences the same debt as the consenting holder's Senior Convertible Note.

SECTION 9.05 Notation on or Exchange of Senior Convertible Notes.
             ----------------------------------------------------

     Senior Convertible Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Convertible Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Senior Convertible Notes without charge to the holders of the Senior Convertible Notes, except as specified in Section 2.06.

SECTION 9.06 Trustee Protected.
             ------------------

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01 Trust Indenture Act Controls.
              -----------------------------

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 10.02 Notices.
              --------

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other's address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to holders of Senior Convertible Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

     Any notice or communication to a holder of a Senior Convertible Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

     If a notice or communication to a holder of a Senior Convertible Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company sends a notice or communication to holders of Senior Convertible Notes, it shall send a copy to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing.

SECTION 10.03 Communication by Holders With Other Holders.
              --------------------------------------------

     Holders may communicate pursuant to TIA (S) 312(b) with other holders with respect to their rights under this Indenture or the Senior Convertible Notes. The Company, the Trustee, the Registrar and the paying agent shall have the protection of TIA (S) 312(c).

SECTION 10.04 Certificate and Opinion as to Conditions Precedent.
              ---------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05 Statements Required in Certificate or Opinion.
              ----------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

     Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.06 Rules by Trustee and Agents.
              ----------------------------

     The Trustee may make reasonable rules for action by, or a meeting of, holders of Senior Convertible Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07 Legal Holidays.
              ---------------

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close, and a "business day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a redemption date under Paragraph 5 of Senior Convertible Notes, is a Legal Holiday, then such date shall be the next succeeding business day.

SECTION 10.08 No Recourse Against Others.
              ---------------------------

     No director, officer, employee, stockholder or Affiliate, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Senior Convertible Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Senior Convertible Note waives and releases all such liability. This waiver and release are part of the consideration for the Senior Convertible Notes. Each of such directors, officers, employees, shareholders and Affiliates is a third party beneficiary of this Section 10.08.

SECTION 10.09 Counterparts.
              -------------

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Other Provisions.
              -----------------

     The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and authenticating agent. The reporting date for Section 7.06 is May 15 of each year. The first reporting date is the May 15 following the issuance of Senior Convertible Notes hereunder.

     The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     The Company's address is:

          The Gap, Inc., Two Folsom Street, San Francisco, California 94105,
          Attention: Chief Financial Officer, Facsimile: (650) 874-7809.

     The Trustee's address is:

          The Bank of New York, 101 Barclay Street, 21W, Attention: Corporate Trust Administration, New York, New York 10286, Facsimile: (212) 896-7298.

SECTION 10.11 Governing Law.
              --------------

     The laws of the State of New York shall govern this Indenture and the Senior Convertible Notes.

SECTION 10.12 No Adverse Interpretation of Other Agreements.
              ----------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13 Successors.
              -----------

     All agreements of the Company in this Indenture and the Senior Convertible Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14 Severability.
              -------------

     In case any provision in this Indenture or in the Senior Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15 Table of Contents, Headings, etc.
              ---------------------------------

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 11

                     CONVERSION OF SENIOR CONVERTIBLE NOTES

SECTION 11.01 Right to Convert.
              -----------------

     Subject to and upon compliance with the provisions of this Indenture, each holder of Senior Convertible Notes shall have the right, at his or her option, at any time on or before the close of business on the last trading day prior to the Maturity Date (except that, (a) with respect to any Senior Convertible Note or portion thereof which is called for redemption prior to such date, such right shall terminate, except as provided in the penultimate paragraph of Section 11.02, before the close of business on the last trading day preceding the date fixed for redemption (unless the Company defaults in payment of the redemption price in which case the conversion right will terminate at the close of business on the date such default is cured) and (b) with respect to any Senior Convertible Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate on or before the close of business on the Designated Event Offer Termination Date (unless the Company defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase in accordance with Section 4.06)) to convert the principal amount of any Senior Convertible Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Senior Convertible Note or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Senior Convertible Note so to be converted in whole or in part in the manner provided in Section 11.02. A holder of Senior Convertible Notes is not entitled to any rights of a holder of Common Stock until such holder of Senior Convertible Notes has converted his or her Senior Convertible Notes to Common Stock, and only to the extent such Senior Convertible Notes are deemed to have been converted to Common Stock under this Article 11.

SECTION 11.02 Exercise of Conversion Privilege; Issuance of Common Stock on
              -------------------------------------------------------------
Conversion; No Adjustment for Interest or Dividends.
----------------------------------------------------

     To exercise, in whole or in part, the conversion privilege with respect to any Senior Convertible Note, the holder of such Senior Convertible Note shall surrender such Senior Convertible Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.04, accompanied by the funds, if any, required by the last paragraph of this Section 11.02, and shall give written notice of conversion in the form provided on the Senior Convertible Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder of Senior Convertible Notes elects to convert such Senior Convertible Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 11.07. Each such Senior Convertible Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Senior Convertible Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Senior Convertible Notes or his or her duly authorized attorney. The holder of such Senior Convertible Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Senior Convertible Note.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Senior Convertible Note or portion thereof in accordance with the provisions of this Article 11 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 11.03 (which payment, if any, shall be paid no later than five business days after satisfaction of the requirements for conversion set forth above). Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Senior Convertible Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Senior Convertible Note so surrendered, without charge to him or her, a new Senior Convertible Note or Senior Convertible Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Senior Convertible Note.

     Each conversion shall be deemed to have been effected as to any such Senior Convertible Note (or portion thereof) on the date on which the requirements set forth above in this Section 11.02 have been satisfied as to such Senior Convertible Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall result in the person in whose name the certificates are to be issued becoming the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Senior Convertible Note is surrendered.

     Any Senior Convertible Note or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last trading day immediately preceding such Interest Payment Date shall (unless such Senior Convertible Note or portion thereof being converted has been called for redemption pursuant to a notice of redemption mailed by the Company to the holders in accordance with the provisions of Section 3.04) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest or Liquidated Damages, if applicable, on the Senior Convertible Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Senior Convertible Note at the close of business on the Regular Record Date; provided, however, that if the Company defaults in the payment of interest or Liquidated Damages, if applicable, on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 11.02, no adjustment shall be made for interest and Liquidated Damages, if any, accrued on any Senior Convertible Note converted or for dividends on any shares issued upon the conversion of such Senior Convertible Note as provided in this Article 11.

SECTION 11.03 Cash Payments in Lieu of Fractional Shares.
              -------------------------------------------

     No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Senior Convertible Notes. If more than one Senior Convertible Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Senior Convertible Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Senior Convertible Note or Senior Convertible Notes, the Company shall make an adjustment therefor in cash based upon the Current Market Price (as defined in Section 11.05(g)) of the Common Stock on the last trading day prior to the date of conversion.

SECTION 11.04 Conversion Price.
              -----------------

     The conversion price shall be as specified in the form of Senior Convertible Note attached as Exhibit A hereto, subject to adjustment as provided in this Article 11.

SECTION 11.05 Adjustment of Conversion Price.
              -------------------------------

     The Conversion Price shall be adjusted from time to time by the Company as follows:

     (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 11.05(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (b) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c) If the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 11.05(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 11.05(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in Section 11.05(c) and (ii) dividends and distributions paid exclusively in cash) (the foregoing hereinafter in this Section 11.05(d) called the "Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 11.05(g)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 11.05(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Senior Convertible Notes shall have the right to receive upon conversion of a Senior Convertible Note (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Senior Convertible Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 11.05(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 11.05(g) to the extent possible.

     Notwithstanding any other provision of this Section 11.05(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 11.05(d) if the Company makes proper provision so that each holder of Senior Convertible Notes who converts a Senior Convertible Note (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Senior Convertible Note into Common Stock.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(d) (and no adjustment to the Conversion Price under this Section 11.05(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 11.05(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 11.05 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 11.05(d) and Sections 11.05(a) and (c), any dividend or distribution to which this Section 11.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11.05(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which
Section 11.05(c) applies (and any Conversion Price reduction required by this Section 11.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 11.05(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 11.05(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 11.05(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 11.05(a)).

     (e) If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed as part of a distribution referred to in Section 11.05(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such all-cash distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 11.05(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 11.05(f) has been made, exceeds 15% of the product of the Current Market Price (determined as provided in Section 11.05(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 15% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Senior Convertible Notes shall have the right to receive upon conversion of a Senior Convertible Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Senior Convertible Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company makes the election permitted by Section 11.05(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 11.05(e).

     (f) If a tender offer (other than the purchase of Senior Convertible Notes as part of a Designated Event) made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 11.05(f) has been made and (2) the aggregate amount of any such all-cash distributions to all holders of the Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 11.05(e) has been made, exceeds 15% of the product of the Current Market Price (determined as provided in Section 11.05(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any Purchased Shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 11.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 11.05(f).

     (g) For purposes of this Section 11.05, the following terms shall have the meaning indicated:

          (1) "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

          (2) "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 11.05(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 11.05(a),
(b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 11.05(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under
Section 11.05(f), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 11.05(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 11.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 11.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

          (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

          (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (5) "trading day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 11.05(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Senior Convertible Notes at his or her last address appearing on the Register of holders maintained for that purpose a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Senior Convertible Notes at his or her last address appearing on the Register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k) In any case in which this Section 11.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Senior Convertible Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

     (l) For purposes of this Section 11.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (m) In lieu of making any adjustment to the Conversion Price pursuant to Sections 11.05(e) and 11.05(f), the Company may elect to reserve an amount of cash for distribution to the holders of Senior Convertible Notes upon the conversion of the Senior Convertible Notes so that any such holder converting Senior Convertible Notes will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Senior Convertible Notes into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 11.05(m). The Company may make such election by providing an Officers' Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount that the holders of Senior Convertible Notes would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Senior Convertible Notes into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee at the written direction of the Company in U.S. Government Obligations with a maturity not more than three (3) months from the date of issuance. Upon conversion of Senior Convertible Notes by a holder thereof, such holder shall be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Senior Convertible Note into Common Stock, along with such holder's pro-rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 11.05(m), the Company shall give or shall cause to be given notice to all holders of Senior Convertible Notes of such election, which notice shall state the amount of cash per $1,000 principal amount of Senior Convertible Notes such holders shall be entitled to receive (excluding interest) upon conversion of the Senior Convertible Notes as a consequence of the Company having made such election.

SECTION 11.06 Effect of Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------

     If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance or other disposition of the properties and assets of the Company as an entirety or substantially as an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Senior Convertible Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition by a holder of a number of shares of Common Stock issuable upon conversion of the Senior Convertible Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Senior Convertible Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of this Section 11.06, the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Senior Convertible Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Senior Convertible Notes at his or her address appearing on the Register of holders for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales, conveyances and other dispositions.

     If this Section 11.06 applies to any event or occurrence, Section 11.05 shall not apply.

SECTION 11.07 Taxes on Shares Issued.
              ----------------------

     The issue of stock certificates on conversions of Senior Convertible Notes shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any

         Senior Convertible Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 11.08 Reservation of Shares; Shares to Be Fully Paid; Listing of Common
              -----------------------------------------------------------------
              Stock.
              -----

     The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Senior Convertible Notes from time to time as such Senior Convertible Notes are presented for conversion.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Senior Convertible Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock issued upon conversion of Senior Convertible Notes will be duly authorized and validly issued and fully paid and non- assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company further covenants that as long as the Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Senior Convertible Notes to be eligible for such listings in accordance with, and at the times required under, the requirements of such markets, and if at any time the Common Stock becomes listed on any other national securities exchange, or quoted on the Nasdaq National Market System or any other automated quotation system, the Company shall cause all Common Stock issuable upon conversion of the Senior Convertible Notes to be so listed or quoted and kept so listed or quoted.

SECTION 11.09 Responsibility of Trustee.
              -------------------------

     The Trustee shall not at any time be under any duty or responsibility to any holders of Senior Convertible Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Senior Convertible Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.01, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Senior

Convertible Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article
11. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Senior Convertible Notes upon the conversion of their Senior Convertible Notes after any event referred to in such
Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall fully be protected in relying upon, the Officers' Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 11.10 Notice to Holders Prior to Certain Actions.
              --------------------------------------------

     If (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to
Section 11.05 as to which the Company has made an election in accordance with
Section 11.05(m)); or

     (b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 11.05(d)); or

     (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer or other disposition of all or substantially all of the assets of the Company; or

     (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Senior Convertible Notes at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or
(y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

SECTION 11.11 Restriction on Common Stock Issuable Upon Conversion.
              ------------------------------------------------------

     (a) Shares of Common Stock to be issued upon conversion of Senior Convertible Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Securities, and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with
Section 11.11(c).

     (b) If (i) shares of Common Stock to be issued upon conversion of a Senior Convertible Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Senior Convertible Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

     (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written, signifying their agreements contained in this Indenture.

                                               THE GAP, INC.

                                               By: /s/ Sabrina Simmons
                                                   --------------------
                                                   Name:  Sabrina Simmons
                                                   Title: Vice President and
                                                          Treasurer

                                               THE BANK OF NEW YORK, not in its
                                               individual capacity but solely as
                                               Trustee


                                               By: /s/ Michael Pitfick
                                                   ---------------------
                                                   Name:  Michael Pitfick
                                                   Title: Assistant Vice
                                                   President

                                    EXHIBIT A

                               (Face of Security)

                           [Global Securities Legend]

     [The following legend shall appear on the face of each Global Security:

     THIS SENIOR CONVERTIBLE NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SENIOR CONVERTIBLE NOTE FOR ALL PURPOSES.]

     [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SENIOR CONVERTIBLE NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE.]

                         [Restricted Securities Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED

OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

No.                                                                 $ __________
                                                               CUSIP 364760 AH 1

                                  THE GAP, INC.

                     5.75% SENIOR CONVERTIBLE NOTE DUE 2009

promises to pay to CEDE & CO. or registered assigns,

the principal sum of _______________ Dollars on March 15, 2009

Interest Payment Dates:  March 15 and September 15, commencing September 15,

2002 Regular Record Dates:  March 1 and September 1

                                                     THE GAP, INC.

                                                     By ________________________
                                                        Title:

Certificate of Authentication

This is one of the Senior Convertible Notes described in the within- mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

                                                     By ________________________
                                                        Authorized Signatory


Dated: _______________

                               (Back of Security)

                                  THE GAP, INC.
                     5.75% SENIOR CONVERTIBLE NOTES DUE 2009

1. INTEREST. The Gap, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Convertible Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2002. Interest on the Senior Convertible Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from March 5, 2002. Interest (including any Liquidated Damages) will be computed on the basis of a 360-day year composed of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest (and Liquidated Damages, if any) on the Senior Convertible Notes (except defaulted interest) to the person in whose name each Senior Convertible Note is registered at the close of business on the March 1 or September 1 immediately preceding the relevant Interest Payment Date (other than with respect to a Senior Convertible Note or portion thereof called for redemption on a redemption date, or repurchased in connection with a Designated Event on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest (and Liquidated Damages, if any) shall be payable (unless such Senior Convertible Note or portion thereof is converted) to the holder of the Senior Convertible Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). The holder must surrender Senior Convertible Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest (including Liquidated Damages, if any) on the Senior Convertible Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee. However, the Company may pay principal, premium, if any, and interest (including Liquidated Damages, if any) by check payable in such money, and may mail such check to the holders of the Senior Convertible Notes at their respective addresses as set forth in the Register.

3. PAYING AGENT AND REGISTRAR. The Bank of New York (together with any successor Trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Senior Convertible Notes under an Indenture dated as of March 5, 2002 (the "Indenture") between the Company and the Trustee. The terms of the Senior Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (SS).(SS).77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Senior Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Senior Convertible Notes are senior unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) up to $1,200,000,000 in aggregate principal amount, unless an election has been made as set forth in
Article 2 of the Indenture to increase such aggregate principal amount to an amount not to exceed $1,380,000,000. Capitalized terms not defined herein have the same meaning as is given to them in the Indenture.

5. OPTIONAL REDEMPTION. On or after March 20, 2005, the Company shall have the option to redeem the Senior Convertible Notes, in whole or from time to time in part, at the following redemption prices (expressed as percentages of principal amount), if redeemed during the twelve month period beginning March 15 of each year indicated (March 20, 2005, in the case of the first such year) plus accrued and unpaid interest (and Liquidated Damages, if any) to, but excluding, the date fixed for redemption:

                                               Redemption
                     Year                        Price
                     ----                        -----
                     2005 ..................    102.46%
                     2006 ..................    101.64%
                     2007 ..................    100.82%
                     2008 ..................    100.00%


     Notice of redemption will be mailed by first class mail at least 20 days but not more than 60 days before the date fixed for redemption to each holder of Senior Convertible Notes to be redeemed at his or her registered address. Senior Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If less than all the Senior Convertible Notes are to be redeemed, the Trustee shall select the Senior Convertible Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Senior Convertible Notes are listed or quoted, or, if the Senior Convertible Notes are not so listed, on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate. On and after the redemption date, interest (and Liquidated Damages, if any) will cease to accrue on Senior Convertible Notes or portions thereof called for redemption (unless the Company defaults in the payment of the redemption price). If this Senior Convertible
Note is redeemed on a date which is also an Interest Payment Date, the interest payment (and Liquidated Damages, if any) due on such date will be paid to the person in whose name this Senior Convertible Note is registered at the close of business on the Regular Record Date.

6. DESIGNATED EVENT. Upon the occurrence of a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Senior Convertible Notes at a price equal to 100% of the aggregate principal amount of the Senior Convertible Notes, plus accrued and unpaid interest (and Liquidated Damages, if any) to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the holder hereof must comply with the terms thereof, including surrendering this Senior Convertible

Note, with the "Designated Event Purchase Notice" portion thereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Designated Event Offer mailed to holders as provided in the Indenture, prior to termination of the Designated Event Offer.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Convertible Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Convertible Notes may be registered and Senior Convertible Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Senior Convertible Note or portion of a Senior Convertible Note selected for redemption. Also, the Company or the Registrar need not exchange or register the transfer of any Senior Convertible Note for a period of 15 days before a selection of Senior Convertible Notes to be redeemed.

8. PERSONS DEEMED OWNERS. The registered holder of a Senior Convertible Note will be treated as its owner for all purposes.

9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Senior Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Senior Convertible Notes, and any existing default (except a default in the payout of principal of, premium, if any, interest and liquidated damages, if any, (other than a default in the payout of principal of, premium, if any, interest and liquidated damages, if any, that has become due solely by virtue of an acceleration that has not been duly rescinded)) may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Convertible Notes.

     Without the consent of any holder, the Indenture or the Senior Convertible Notes will be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Senior Convertible Notes; (b) provide for uncertificated Senior Convertible Notes in addition to or in place of certificated Senior Convertible Notes; (c) evidence the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company under the Indenture and in the Senior Convertible Notes as permitted by Section 5.01 of the Indenture; (d) provide for conversion rights of holders of Senior Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 11.06 of the Indenture; (e) reduce the Conversion Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Senior Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such holder; (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (i) modify the restrictions on, and procedures for, resale and other transfers of shares pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Convertible Notes held by a non-consenting holder):
(a) reduce the principal amount of Senior Convertible Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of, or premium on, or change the fixed maturity of any Senior Convertible Note or, except as permitted pursuant to clause (a), (d), (g) or (h) of the immediately preceding paragraph, alter the provisions with respect to the redemption or repurchase of the Senior Convertible Notes; (c) reduce the rate of or change the time for payment of interest, including defaulted interest, or Liquidated Damages on any Senior Convertible Notes; (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest or Liquidated Damages on the Senior Convertible Notes (except a rescission of acceleration of the Senior Convertible Notes by the holders of at least a majority in aggregate principal amount of the Senior Convertible Notes and a waiver of the payment default that resulted from such acceleration); (e) make the principal of, or premium, if any, or interest or Liquidated Damages on, any Senior Convertible Note payable in money other than as provided for in the Indenture and in the Senior Convertible Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Senior Convertible Notes to receive payments of principal of, premium, if any, or interest or Liquidated Damages on the Senior Convertible Notes; (g) waive a redemption payment or a Designated Event Payment with respect to any Senior Convertible Note; (h) increase the Conversion Price or, except as permitted by the Indenture (including Section 9.01(a)), modify the provisions of the Indenture relating to conversion of the Senior Convertible Notes in a manner adverse to the holders thereof or (i) make any change to the ability of holder of Senior Convertible Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (i) of Section 9.02 of the Indenture.

10. DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of, or premium, if any, on the Senior Convertible Notes when due at maturity, upon repurchase, upon acceleration or otherwise; including, without limitation, failure of the Company to make any optional redemption payment; (b) default for 30 days or more in payment of any installment of interest or Liquidated Damages on the Senior Convertible Notes when due (including any interest or Liquidated Damages payable in connection with a repurchase pursuant to Section 4.06 of the Indenture or in connection with any optional redemption payment); (c) failure by the Company to comply or to observe in any material respect any other covenants or agreements of the Company in respect of the Senior Convertible Notes set forth in the Indenture or the Senior Convertible Notes for 60 days or more after notice as set forth in the Indenture; (d) default in the payment of the Designated Event Payment in respect of the Senior Convertible Notes on the date therefor; (e) failure to provide timely notice of a Designated Event; (f) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Material Subsidiaries (or the payment of which is guaranteed by the Company or any of its Material Subsidiaries), whether such Indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates to $35,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after written notice to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in aggregate principal amount of the Senior Convertible Notes then outstanding; or (g) failure by the Company or any Material Subsidiary of the Company to pay final, non-appealable judgments of a United States federal or state court or courts (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $50,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; or (h) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Convertible Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all Senior Convertible Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its Material Subsidiaries, all outstanding Senior Convertible Notes become due and payable without further action or notice. Holders of Senior Convertible Notes may not enforce the Indenture or the Senior Convertible Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Senior Convertible Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Convertible Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or Liquidated Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

11. TRUSTEE DEALINGS WITH THE COMPANY. Subject to Section 7.10 of the Indenture, the Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

12. NO RECOURSE AGAINST OTHERS. No director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Senior Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Senior Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the Senior Convertible Notes.

13. AUTHENTICATION. This Senior Convertible Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

15. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Senior Convertible Note has the right at any time on or before the close of business on the last trading day prior to the Maturity Date (or in case this Senior Convertible Note or any portion hereof is (a) called for redemption prior to such date, before the close of business on the last trading day preceding the date fixed for redemption (unless the Company defaults in payment of the redemption price in which case the conversion right will terminate at the close of business on the date such default is cured) or
(b) subject to a duly completed election for repurchase, on or before the close of business on the Designated Event Offer Termination Date (unless the Company defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase ) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of common stock of the Company ("Common Stock") obtained by dividing the principal amount of the Senior Convertible Note or portion thereof to be converted by the conversion price of $16.12 per share, as adjusted from time to time as provided in the Indenture (the "Conversion Price"), upon surrender of this Senior Convertible Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Senior Convertible Note, by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last trading day immediately preceding such Interest Payment Date (unless this Senior Convertible Note or the portion thereof being converted has been called for redemption on a date in such period), also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount of the Senior Convertible Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest or Liquidated Damages accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Senior Convertible Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company's assets.

    The Company shall not issue fractional shares or scrips representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the Current Market Price of the Common Stock on the last trading day prior to the date of conversion.

16. REGISTRATION AGREEMENT. The holder of this Senior Convertible Note is entitled to the benefits of a Registration Agreement, dated March 5, 2002, between the Company and the Initial Purchasers (the "Registration Agreement"). Pursuant to the Registration Agreement the Company has agreed for the benefit of the holders of the Senior Convertible Notes and the Common Stock issued and issuable upon conversion of the Senior Convertible Notes, that (i) it will, at its cost, within 90 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Senior Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 180 days after the Issue Date and (iii) the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Senior Convertible Notes are issued upon exercise of the Initial Purchasers' option,
(b) the date on which all of the Senior Convertible Notes and the Common Stock issued or issuable upon conversion thereof may be sold to persons who are not "affiliates" (as defined in Rule 144) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, (c) the date as of which the Senior Convertible Notes and the Common Stock issued or issuable upon conversion thereof have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (d) the date as of which all the Senior Convertible Notes and the Common Stock issued or issuable upon conversion thereof have been sold pursuant to the Shelf Registration Statement (as defined in the Registration Agreement).

    Not less than 30 calendar days prior to the date on which the Company intends in good faith to have the Shelf Registration Statement declared effective, the Company shall mail the Notice and Questionnaire (as defined in the Registration Agreement) to the holders of Transfer Restricted Securities (as defined in the Registration Agreement). If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or has not been declared effective by the Commission within 180 days, after the Issue Date or
(ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Transfer Restricted Securities (as defined in the Registration Agreement) for a period of time (including any Suspension Period) which shall exceed 90 days in the aggregate in any 12-month period during the period beginning on the Issue Date and ending on the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Senior Convertible Notes are issued upon exercise of the Initial Purchasers' option (each such event referred to in clauses (i) and (ii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages ("Liquidated Damages") to each holder of Transfer Restricted Securities which has complied with its obligations under the Registration Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Securities and $2.50 per annum per 62.035 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like) constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Securities and $5.00 per annum per 62.035 shares of Common Stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Liquidated Damages on each Damages Payment Date (as defined in the Registration Agreement), and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

     Immediately upon the occurrence or the termination of a Registration Default, the Company shall give the Trustee written notice of such commencement or termination, of the obligation to pay Liquidated Damages with regard to the Senior Convertible Notes and the amount thereof and of the event giving rise to such commencement or termination (such notice to be contained in an Officers' Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

     Pursuant to the Registration Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed either 30 days in any three-month period or 90 days in the aggregate during any twelve-month period under certain circumstances (each, a "Suspension Period"); provided that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

     The above description of certain provisions of the Registration Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Agreement.

     The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Agreement. Requests may be made to: The Gap, Inc., Two Folsom Street, San Francisco, California 94105,
Attention: Chief Financial Officer.

17. SINKING FUND. The Senior Convertible Notes do not have the benefit of any sinking fund obligations.

                            FORM OF CONVERSION NOTICE

To:  THE GAP, INC.

     The undersigned beneficial owner of the Senior Convertible Note hereby irrevocably exercises the option to convert this Senior Convertible Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of The Gap, Inc. in accordance with the terms of the Indenture referred to in this Senior Convertible Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Senior Convertible Notes representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Senior Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Liquidated Damages and taxes accompanies this Senior Convertible Note.

Dated:                                                     ______________________________________________________

Fill in for registration of shares if to be delivered,     ______________________________________________________
and Senior Convertible Notes if to be issued, other than
to and in the name of the beneficial owner                 ______________________________________________________
(Please Print):                                            Signature(s)

__________________________________________                 Principal amount to be converted (if less than all):
               (Name)
                                                                             $___,000

___________________________________________
          (Street Address)                                 _______________________________________________________
                                                           Social Security or other Taxpayer Identification Number

___________________________________________
     (City, State and Zip Code)

Signature Guarantee:*
_____________________________
* Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Senior Convertible Notes are to be delivered, other than to and in the name of the registered holder(s).

                                 ASSIGNMENT FORM

         To assign this Senior Convertible Note, fill in the form below:

         (I) or (we) assign and transfer this Senior Convertible Note to

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________ as agent to transfer this Senior Convertible Note on the books of the Company. The agent may substitute another to act for him.

                  Your Signature:  _____________________________________________
                                    (Sign exactly as your name appears on the other side of this Senior Convertible Note)

                  Date:  ________________________________

                  Medallion Signature Guarantee:  ______________________________

[FOR INCLUSION ONLY IF THIS SENIOR CONVERTIBLE NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Senior Convertible Notes evidenced by this certificate which are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Senior Convertible Notes are being transferred:

         CHECK ONE BOX BELOW

         (1)      [_]   to the Company; or

         (2)      [_]   pursuant to and in compliance with Rule 144A under the
                        Securities Act of 1933; or

         (3)      [_]   pursuant to and in compliance with Regulation S under
                        the Securities Act of 1933; or

         (4)      [_]   pursuant to an exemption from registration under the
                        Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Senior Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Senior Convertible Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Senior Convertible Notes which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:  ____________________________________________
                     (Sign exactly as your name appears on the
                      other side of this Senior Convertible Note)

Date: _____________

Medallion Signature Guarantee:  ________________________________________________

                        DESIGNATED EVENT PURCHASE NOTICE

If you wish to have this Senior Convertible Note repurchased by the Company pursuant to Section 4.06 of the Indenture, check the Box: [_]

If you wish to have a portion of this Senior Convertible Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in multiples of $1,000): $_____.

Date: _____________  Your Signature: ___________________________________________
                                      (Sign exactly as your name appears on the
                                     other side of this Senior Convertible Note)

Medallion Signature Guarantee:  ________________________________________________

                                    EXHIBIT B

                     FORM OF RESTRICTED COMMON STOCK LEGEND

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES
ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

            (Transfers pursuant to Section 11.11(b) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

         Re: The Gap, Inc. 5.75% Senior Convertible Notes due 2009 (the "Senior Convertible Notes")

         Reference is hereby made to the Indenture dated as of March 5, 2002 (the "Indenture") between The Gap, Inc. and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to _________ shares of Common Stock [represented by the accompanying certificate(s) that were] [to be] issued upon conversion of Senior Convertible Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

         CHECK ONE BOX BELOW

         (1)   [_]   to the Company; or

         (2)   [_]   pursuant to and in compliance with Rule 144A under the
                     Securities Act of 1933; or

         (3)   [_]   pursuant to and in compliance with Regulation S under the
                     Securities Act of 1933; or

         (4)   [_]   pursuant to an exemption from registration under the
                     Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock [evidenced by this certificate] [to be issued to] in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                 [Name of Transferor],



                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________

Dated: